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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT



         We consent to the incorporation by reference in Registration Statements No. 333-30550 and No. 333-62112 on Form S-8 of FLAG Telecom Holdings Limited of our report dated March 28, 2002 on our audit of the consolidated financial statements of FLAG Telecom Holdings Limited, and our report dated December 30, 1999 on our audits of the consolidated financial statements of FLAG Limited, appearing in the Annual Report on Form 10-K of FLAG Telecom Holdings Limited for the year ended December 31, 2001.


/s/ Arthur Andersen
Arthur Andersen
Hamilton, Bermuda
March 28, 2002